                                   EXHIBIT 2.1
      Articles of Incorporation of Mercantile Factoring Credit Online Corp.

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          MAR 28 1995

            5208-95

DEAN HELLER, SECRETARY OF STATE

        /s/ Dean Heller

      No. ______________

                            ARTICLES OF INCORPORATION

                                       OF

                                   TRUCO, INC.

            FIRST. The name of the corporation is:

                                   TRUCO, INC.

            SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

            THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

      (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

      (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

12377

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      (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

      (D) Shall have power to sue and be sued in any court of law or equity.

      (E) Shall have power to make contracts.

      (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

      (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them reasonable compensation.

      (H) Shall have the power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

      (I) Shall have the power to wind up and dissolve itself, or be wound up and dissolved.

      (J) Shall have the power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

      (K) Shall have the power to borrow money and contract debts, when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises

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or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

      (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

      (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

      (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

      (O) Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the

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objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

      (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

      (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

            FOURTH. The aggregate number of shares the corporation shall have authority to issue shall be FIVE MILLION (5,000,000) shares of common stock, par value one cent ($.01) per share, each share of common stock having equal rights and preferences.

            FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

      The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

          NAME                                      POST OFFICE ADDRESS
          ----                                      -------------------

      Cheryl Mall                                 2533 N. Carson Street
                                              Carson City, Nevada 89706

            SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

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            SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

          NAME                                      POST OFFICE ADDRESS
          ----                                      -------------------

      Cheryl Mall                                 2533 N. Carson Street
                                              Carson City, Nevada 89706

            EIGHTH. The resident agent for this corporation shall be:

                            LAUGHLIN ASSOCIATES, INC.

      The address of said agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706

            NINTH. The corporation is to have perpetual existence.

            TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

            To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

      By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided by the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

            When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

            ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

            TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada

Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

            THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of March, 1995.

                                /s/ Cheryl Mall
                                ---------------
                                  Cheryl Mall

STATE OF NEVADA   )
                  ) SS:
CARSON CITY       )

On this 28th day of March, 1995, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared

                                  Cheryl Mall

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.

[SEAL] MARK SHATAS               /s/ Mark Shatas
                                 ---------------
                                  Notary Public

I, Laughlin Associates, hereby accept as Resident Agent for the previously named Corporation.

3/28/95     /s/ Cheryl Mall
-------------------------------
Date        Service Coordinator

                                                                      RECEIVED

                                                                     MAR 28 1995


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             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          JAN 10 1996

          No. 5208-95

        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                                   TRUCO, INC.

      THE UNDERSIGNED President and Secretary of TRUCO, INC., a Nevada Corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

      That the Board of Directors of said Corporation at a meeting duly convened and held on the 4TH day of January, 1996, adopted a resolution to amend the Articles of Incorporation as follows:

      FIRST: Article FOURTH shall be amended to read as follows:

                                 "ARTICLE FOURTH

            The aggregate number of shares the Corporation shall have authority to issue shall be FIFTY MILLION (50,000,000) shares of common stock, par value one cent ($.01) per share, each share of common stock having equal rights and preferences."

      The foregoing amendments to the Articles of Incorporation were duly adopted by written consent of the shareholders of the Corporation pursuant to
Section 78.320 of the Nevada Revised Statutes on the 4TH day of January, 1996.

      The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 220,100; and that said amendment was approved and consented to by 119,700 shares which represents more than a 50% majority of the issued and outstanding shares of the Corporations common stock.

      DATED this 9 day of January, 1996.

      The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment To The Articles Of Incorporation are true and correct to the best of their knowledge and belief.

                                 /s/ Jackie Sheahan
                                 ---------------------------------
                                 JACKIE SHEAHAN, PRESIDENT

                                 /s/ Benjamin Sheahan
                                 ---------------------------------
                                 BENJAMIN SHEAHAN, SECRETARY

STATE OF NEVADA   )
                  ) SS:
COUNTY OF CLARK   )

      On this 9th day of JAN, 1996, before me, the undersigned, a Notary Public, in and for said State, personally appeared JACKIE SHEAHAN and BENJAMIN SHEAHAN, who first being duly sworn, did each hereby affirm that they are the President and Secretary, respectively, of TRUCO, INC., a Nevada Corporation, and that they did execute the foregoing Amendment to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed pursuant to a resolution of the Board of Directors and ratified by more than a 50% majority of the issued and outstanding shares of the Corporation common stock.

                                 /s/ Nakachi M. Clark
                                 ---------------------------------
                                 NOTARY PUBLIC

                                 Residing at Henderson, NV

My commission Expires:
       12/14/98
----------------------

[SEAL] NAKACHI M. CLARK

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          MAR 28 1996

DEAN HELLER, SECRETARY OF STATE
        /s/ Dean Heller
          No. 5208-95

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                                   TRUCO, INC.

      THE UNDERSIGNED President and Secretary of TRUCO, INC., a Nevada Corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

      That the Board of Directors of said Corporation at a meeting duly convened and held on the 22ND day of March, 1996, adopted a resolution to amend the Articles of Incorporation as follows:

      FIRST: Article FIRST shall be amended to read as follows:

                                 "ARTICLE FIRST

                         The name of the corporation is:

                             WEB TECH, INCORPORATED"

      SECOND: Article Fourth shall be amended to read as follows:

                                 "ARTICLE FOURTH

            The aggregate number of shares the Corporation shall have authority to issue shall be THREE HUNDRED MILLION (300,000,000) shares of common stock, par value one mil ($.001) per share, each share of common stock having equal rights and preferences."

            There are presently TWO MILLION TWO HUNDRED AND ONE THOUSAND (2,201,000) one cent ($.01) par value common shares of the corporation outstanding. Each of the said outstanding shares shall be and is hereby forward split six (6) shares of the one mil ($.001) par value common stock for one (1) share of the one cent ($.01) par value common stock. The Transfer Agent of the corporation shall cause this forward split of the outstanding shares of the corporation to be effective as to all transfers of common shares of the corporation which shall occur after April 1ST, 1996, by issuing certificates representing six times the number of outstanding shares tendered for transfer. All new issuances of shares after

            April 1ST, 1996 shall be deemed to give effect to this forward split of shares."

      The foregoing amendments to the Articles of Incorporation were duly adopted by written consent of the shareholders of the Corporation pursuant to
Section 78.320 of the Nevada Revised Statutes on the 22ND day of March, 1996.

      The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 2,201,000; and that said amendment was approved and consented to by 1,197,000 shares which represents more than a 50% majority of the issued and outstanding shares of the Corporations common stock.

      DATED this 22 day of March, 1996.

      The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment To The Articles Of Incorporation are true and correct to the best of their knowledge and belief.

                                 /s/ Jackie Sheahan
                                 ---------------------------------
                                 JACKIE SHEAHAN, PRESIDENT

                                 /s/ Bonnie Williams
                                 ---------------------------------
                                 BONNIE WILLIAMS,
                                 SECRETARY BY APPOINTMENT

STATE OF NEVADA   )
                  ) SS:
COUNTY OF         )

      On this 27 day of March, 1996, before me, the undersigned, a Notary Public, in and for said State, personally appeared JACKIE SHEAHAN and BONNIE WILLIAMS, who first being duly sworn, did each hereby affirm that they are the President and Secretary by appointment, respectively of TRUCO, INC., a Nevada Corporation, and that they did execute the foregoing Amendments to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed pursuant to a resolution of the Board of Directors and ratified by more than a 50% majority of the issued and outstanding shares of the Corporation common stock.

                                 /s/ Tammy Sedman
                                 ---------------------------------
                                 NOTARY PUBLIC

                                 Residing at 10-C Water St.

My commission Expires:
June 5, 1999
----------------------

                              [SEAL] NOTARY PUBLIC
                                 STATE OF NEVADA
                                 County of Clark
                                  TAMMY SEDMAN
                       My Appointment Expires June 5, 1999

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          APR 16 1997

         No. C5208-95
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                                 WEB TECH, INC.

      THE UNDERSIGNED President and Secretary of Web Tech, Incorporated, a Nevada Corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

      That the Board of Directors of said Corporation at a meeting duly convened and held on the 18th day of March, 1997, adopted a resolution to amend the Articles of Incorporation as follows:

      FIRST: Article FIRST shall be amended to read as follows:

                                 "ARTICLE FIRST

                         The name of the corporation is:

                                 CYNERGY, INC."

      The foregoing amendments to the Articles of Incorporation were duly adopted by written consent of the shareholders of the Corporation pursuant to
Section 78.320 of the Nevada Revised Statutes on the 18th day of March, 1997.

      The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 19,206,000; and that said amendment was approved and consented to by 10,782,000 shares which represents more than a 50% majority of the issued and outstanding shares of the Corporations common stock.

      DATED this 18th day of March, 1997.

      The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment To The Articles Of Incorporation are true and correct to the best of their knowledge and belief.


                                 /s/ Rod Kelley
                                 ---------------------------------
                                 PRESIDENT

                                 /s/ Sean Kelley
                                 ---------------------------------
                                 SECRETARY BY APPOINTMENT

________________________)
                        ) SS:
________________________)

      On this 18th day of March, 1997, before me, the undersigned, a Notary Public, in and for said State, personally appeared [ILLEGIBLE] and [ILLEGIBLE], who first being duly sworn, did each hereby affirm that they are the President and Secretary by appointment, respectively of Web.Tech, Incorporated, a Nevada corporation, and that they did execute the foregoing Amendments to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed pursuant to a resolution of the Board of Directors and ratified by more than a 50% majority of the issued and outstanding shares of the Corporation common stock.

                                             /s/ Donna Wiles
                                             ----------------------
                                             NOTARY PUBLIC

                                             Residing at Houston, Texas
                                                         --------------
My commission Expires:
   November 3, 1997
----------------------

                                                        [SEAL] DONNA WILES
                                                   Notary Public, State of Texas
                                                      My Appointment Expires
                                                         NOVEMBER 3, 1997

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          SEP 29 1999

         No. C5208-95
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                                  CYNERGY, INC.

      Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned hereby certifies that pursuant to action taken at a duly constituted Special Meeting of Shareholders of CYNERGY, INC. (the "Corporation") held on the 13th day of September 1999, the Articles of Incorporation are amended as set forth hereinafter:

      1. Article First of the Articles of Incorporation is hereby amended to read as follows:

                                 "ARTICLE FIRST

            The name of the Corporation is Mercantile Factoring Online Credit Corp.

      2. At the date of the shareholders' meeting, the Corporation had a total of 14,706,000 shares of common stock issued and outstanding and entitled to vote. A total of 8,637,000 voted FOR the amendment, -0- shares against the amendment, and -0- shares abstained.

      IN WITNESS WHEREOF, these Articles of Amendment are hereby executed this 22nd day of September 1999.

                                     /s/ George I. Norman III
                                     -------------------------------------
                                     George I. Norman III, President
                                     and Assistant Secretary